SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549




                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported): April 24, 1998


               SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
              (Exact name of registrant as specified in its charter)


      Connecticut                1-9157                   06-1157778
   (State or other             (Commission             (I.R.S. Employer
   jurisdiction of              File Number)            Identification No.)
   incorporation)


   227 Church Street, New Haven, Connecticut              06510
   (Address of principal executive offices)             (Zip Code)


   Registrant's telephone number, including area code:  (203)  771-5200


                               Not Applicable
          (Former name or former address, if changed since last report)












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Item 5. Other Events.

   On April 24, the registrant announced first quarter 1998 normalized net income of $56.4 million versus $50.3 million for first quarter 1997, a 12.1% increase. Normalized diluted earnings per share for first quarter 1998 were $0.83 compared to $0.76 for first quarter 1997.

   In first quarter 1998, the registrant changed the accounting method for its Publishing unit which resulted in a non-cash, one-time gain of $15.5 million or $0.23 per diluted share for the cumulative effect of this change. Reported net income, including the cumulative effect, was $71.9 million, or $1.06 per diluted share. In first quarter 1997, the registrant reported net income of $42.2 million, or $0.64 per diluted share, which included a charge of $0.06 for debt redemption. Restating first quarter 1997 for the Publishing accounting change on a pro forma basis, and excluding the debt redemption, results in normalized net income of $50.3 million, or $0.76 per diluted share for first quarter 1997. This is summarized in the following table:

                                          1Q98                    1Q97
                                Net Income    Diluted    Net Income   Diluted
                               ($ millions)     EPS     ($ millions)    EPS
Reported                          $71.9        $1.06       $42.4       $0.64
Extraordinary charge-debt
  redemption                       --           --           3.7        0.06
Publishing accounting change:
 -restated 1Q '97                  --           --           4.2        0.06
 -cumulative effect               (15.5)       (0.23)        --         --
Normalized                        $56.4        $0.83       $50.3       $0.76

The weighted average number of common shares outstanding for the first quarter 1998 increased for both basic EPS and diluted EPS by 2.2% and 3.3% respectively, primarily the result of the exercise of employee stock options.

    Effective January 1, 1998, the registrant changed its method of accounting for directory publishing revenues and expenses. The old method recognized revenues and expenses related to publishing directories using the "amortization" method in which revenues and expenses were recognized over the lives of the directories, generally one year. Under the new "point of publication" or "as issued basis" method, revenues and expenses are recognized when the directories are published.

    Consolidated revenues and sales for the quarter were $527.1 million, up 9.2%.

The news release providing these announcements is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Exhibit 20.  News release issued April 24, 1998.


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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SOUTHERN NEW ENGLAND
                                          TELECOMMUNICATIONS CORPORATION



Dated:  April 27, 1998                By:      /s/ Madelyn M. DeMatteo
                                                   Madelyn M. DeMatteo
                                                        Secretary







































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              SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

                                   FORM 8-K

                                EXHIBIT INDEX




     Exhibit
     Number

       20   News release issued April 24, 1998.